Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Gores Sponsor XI LLC
Address of Joint Filer:	c/o Gores Holdings XI, Inc. 6260 Lookout Road Boulder, CO 80301

Relationship of Joint Filer

to Issuer:

Issuer Name and Ticker or

Trading Symbol:

Date of Earliest Transaction:

(Month/Day/Year)

Designated Filer:

Name of Joint Filer:

Address of Joint Filer:

Relationship of Joint Filer

10% Owner, Director Gores Holdings XI, Inc. (GHXI) 6/22/2026 Gores Sponsor XI LLC AEG Holdings, LLC c/o Gores Sponsor XI LLC 6260 Lookout Road Boulder, CO 80301 10% Owner, Director
to Issuer:

Issuer Name and Ticker or

Trading Symbol:

Date of Earliest Transaction:

(Month/Day/Year)

Designated Filer:

Name of Joint Filer:

Address of Joint Filer:

Relationship of Joint Filer

to Issuer:

Issuer Name and Ticker or

Trading Symbol:

Date of Earliest Transaction:

(Month/Day/Year)

Designated Filer:

Gores Holdings XI, Inc. (GHXI)

6/22/2026

Gores Sponsor XI LLC

Alec Gores

c/o Gores Sponsor XI LLC

6260 Lookout Road

Boulder, CO 80301

10% Owner, Director

Gores Holdings XI, Inc. (GHXI)

6/22/2026

Gores Sponsor XI LLC